Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2, dated as of June 10, 2011 (this “Amendment No. 2”), to the Credit Agreement (as defined below) among Brocade Communications Systems, Inc., a Delaware Corporation, as Borrower (the “Borrower”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

RECITALS

WHEREAS, the Borrower, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), are party to that certain Credit Agreement dated as of October 7, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Borrower desires to refinance all of the outstanding Term Loans and to amend certain other provisions of the Credit Agreement as specified and on the terms set forth herein;

WHEREAS, on the Amendment No. 2 Effective Date (as defined below), the Borrower intends to refinance all Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date (the “Existing Term Loans”) by converting such Existing Term Loans into, or repaying such Existing Term Loans from the proceeds of, replacement Term Loans (the “Replacement Term Loans”);

WHEREAS, subject to the terms and conditions set forth herein, each Term Loan Lender that has executed and delivered a consent to this Amendment No. 2 substantially in the form of Exhibit A (a “Consent”, each such Term Loan Lender, a “Continuing Term Loan Lender”) shall be deemed, upon the effectiveness of this Amendment No. 2, to have converted all of its outstanding Term Loans immediately prior to the Amendment No. 2 Effective Date (or such lesser amount allocated to it by the Amendment No. 2 Arranger (as defined below)) into Replacement Term Loans (the portion of any Existing Term Loans so converted into Replacement Term Loans being referred to herein as the “Converted Term Loans”);

WHEREAS, each Person that has executed and delivered a joinder to this Amendment No. 2 substantially in the form of Exhibit B (each such joinder, a “Joinder,” and each such Person, an “Additional Term Loan Lender” and, together with the Continuing Term Loan Lenders, the “Replacement Term Loan Lenders”) has agreed to provide a commitment to provide Replacement Term Loans (each such Replacement Term Loan being an “Additional Term Loan”) in an amount (or such lesser amount allocated to it by the Amendment No. 2 Arranger) set forth on the signature page of such Person’s Joinder on the Amendment No. 2 Effective Date (such amount with respect to such Person, the “Additional Term Loan Commitment Amount”);

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Refinancing Amendment

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment No. 2.

SECTION 1.02. Replacement Term Commitments.

(a) Subject to the terms and conditions set forth herein, on the Amendment No. 2 Effective Date (i) each Continuing Term Loan Lender agrees to convert all of its Existing Term Loans (or such lesser amount allocated to it by the Amendment No. 2 Arranger) into Replacement Term Loans and (ii) each Additional Term Loan Lender agrees to fund a Replacement Term Loan in a principal amount equal to the Additional Term Loan Commitment Amount of such Additional Term Loan Lender (or such lesser amount allocated to it by the Amendment No. 2 Arranger).

(b) Each Replacement Term Loan Lender, by delivering a Consent or a Joinder or having otherwise executed a signature page to this Amendment No. 2 and funding, or converting its Existing Term Loans into Replacement Term Loans on the Amendment No. 2 Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment No. 2 (such consent and approval effective as of the Amendment No. 2 Effective Date), each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any class of Lenders on the Amendment No. 2 Effective Date. The commitments of the Replacement Term Loan Lenders are several, and no Replacement Term Loan Lender shall be responsible for any other Replacement Term Loan Lender’s failure to convert or make Replacement Term Loans.

(c) Subject to the terms and conditions set forth herein, pursuant to Section 10.01 of the Credit Agreement, effective as of the Amendment No. 2 Effective Date, for all purposes of the Loan Documents, (i) the Replacement Term Loans shall constitute “Term Loans” and (ii) each Replacement Term Loan Lender shall become a “Term Loan Lender” and a “Lender” (if such Replacement Term Loan Lender is not already a Term Loan Lender or Lender prior to the effectiveness of this Amendment No. 2 ) and shall have all the rights and obligations of a Lender holding a Term Loan Commitment (or, following the making of a Replacement Term Loan, a Term Loan).

(d) The Borrower directs the Administrative Agent to prepay the Existing Term Loans (other than the Converted Term Loans) (such Term Loans, the “Non-Converted Term Loans”) with the gross proceeds of the Additional Term Loans and cash delivered by the Borrower to the Administrative Agent for such purpose promptly after the receipt thereof. Accrued and unpaid interest on such Non-Converted Term Loans to, but not including, the Amendment No. 2 Effective Date shall be payable on the Amendment No. 2 Effective Date and the Borrower will make any payments required under Section 3.05 of the Credit Agreement with respect to the Non-Converted Term Loans in accordance therewith.

(e) All Replacement Term Loans made on the Amendment No. 2 Effective Date by Lenders of Converted Term Loans will have the same Types (in the same amounts) as applicable at such time to the corresponding Converted Term Loans and will have initial Interest Periods ending on the same dates as the Interest Periods applicable at such time to the corresponding Converted Term Loans. No accrued interest on the Converted Term Loans shall be payable on the Amendment No. 2 Effective Date (except to the extent such date is also a scheduled Interest Payment Date under the Credit Agreement) and no amounts under Section 3.05 of the Credit Agreement shall be payable in connection with such conversion.

SECTION 1.03. Amendment of Credit Agreement. Effective as of the Amendment No. 2 Effective Date, the Credit Agreement is hereby amended as follows:

(1) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Converted Term Loans” has the meaning assigned thereto in the Amendment No. 2.

“Amendment and Waiver No. 1” means the Amendment and Waiver No. 1 to this Agreement dated as of January 8, 2010 among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment and Waiver No. 1 Effective Date” has the meaning assigned thereto in the Amendment and Waiver No. 1.

“Amendment No. 2” means the Amendment No. 2 to this Agreement dated as of June 10, 2011, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” has the meaning assigned thereto in the Amendment No. 2.

(2) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Applicable Rate” means (a) in respect of the Revolving Credit Loans, (i) from the Amendment No. 2 Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the first full fiscal quarter ending after the Amendment No. 2 Effective Date, 3.00% per annum for Base Rate Loans and 4.00% per annum for Eurodollar Rate Loans, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate for Revolving Credit Loans
Pricing Level	Consolidated Senior Secured Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
1	>1:50 to 1:00	400 bps	300 bps
2	≤ 1:50 to 1:00 but >1:00 to 1:00	375 bps	275 bps
3	≤ 1:00 to 1:00	350 bps	250 bps

and (b) in respect of the Term Loans, (i) from the Amendment No. 2 Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the first full fiscal quarter ending after the Amendment No. 2 Effective Date, 1.375% per annum for Base Rate Loans and 2.375% per annum for Eurodollar Rate Loans, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate for Term Loans
Pricing Level	Consolidated Senior Secured Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
1	>1:50 to 1:00	237.5 bps	137.5 bps
2	≤ 1:50 to 1:00 but >1:00 to 1:00	225 bps	125 bps
3	≤ 1:00 to 1:00	200 bps	100 bps

Any increase or decrease in the Applicable Rate for Revolving Credit Loans or Term Loans resulting from a change in the Consolidated Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply in respect of the Revolving Credit Facility and Term Loan Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the Business Day after the date on which such Compliance Certificate is actually delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply). Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

In the event that any Compliance Certificate delivered pursuant to Section 6.02(b) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall immediately pay to the Administrative Agent the additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. This paragraph shall not limit the rights of the Administrative Agent and the Lenders hereunder.”

(3) The last sentence of the definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything above to the contrary, the Base Rate shall not be deemed to be less than 4.00% with respect to the Revolving Credit Facility.”

(4) The last sentence of the definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding anything above to the contrary, the Eurodollar Rate shall not be deemed to be less than 3.00% with respect to the Revolving Credit Facility.”

(5) The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Maturity Date” means (i) with respect to the Revolving Credit Facility, October 7, 2013 and (ii) with respect to the Term Loan Facility, October 31, 2014.”

(6) The definition of “Term Borrowing” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to (x) with respect to Term Loans made on the Closing Date, Section 2.01(a) and (y) with respect to Term Loans made on the Amendment No. 2 Effective Date, Section 1.02(a) of the Amendment No. 2.”

(7) The definition of “Term Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loan” means (x) prior to the Amendment No. 2 Effective Date, an advance made by any Term Lender under the Term Loan Facility on the Closing Date and (y) on and following the Amendment No. 2 Effective Date, a Loan made pursuant to Section 1.02(a) of the Amendment No. 2 (including Converted Term Loans).”

(8) The chart in Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Date	Amount
October 28, 2011	$12,500,000
January 27, 2012	$12,500,000
April 27, 2012	$12,500,000
July 27, 2012	$12,500,000
October 26, 2012	$12,500,000
January 25, 2013	$12,500,000
April 26, 2013	$12,500,000
July 26, 2013	$12,500,000
October 25, 2013	$12,500,000
January 24, 2014	$12,500,000
May 2, 2014	$12,500,000
August 1, 2014	$12,500,000
Maturity Date for Term Loan Facility	Any Outstanding Amount of Term Loans

SECTION 1.04. Post-Effectiveness Covenant

(a) Within sixty (60) days after Amendment No. 2 Effective Date, unless extended in writing by the Administrative Agent in its sole discretion, with respect to the Mortgaged Property, the Borrower shall deliver or shall cause the applicable Loan Party to deliver, to the Administrative Agent the following:

(1) an executed amendment to the existing Mortgage (the “Mortgage Amendment” and the existing Mortgage, as amended by such Mortgage Amendment, if any, a “Mortgage”) in form and substance reasonably acceptable to the Administrative Agent;

(2) with respect to each existing Mortgage, a date down endorsement to the existing Mortgage Policy which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assures the Administrative Agent as of the date of the endorsement that the Mortgaged Property subject to the lien of the existing Mortgage is free and clear of all defects and encumbrances subject only to Liens permitted under the Mortgage and such date down endorsement shall be in form and substance reasonably acceptable to the Administrative Agent;

(3) with respect to each Mortgaged Property, such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the Mortgage Policy contemplated in subparagraph (2) of this Section 1.05 and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the recording of the Mortgage Amendment and issuance of the endorsement to the Mortgage Policy contemplated in subparagraph (2) of this Section 1.05;

(4) a favorable opinion, addressed to the Administrative Agent and the Lenders covering the due authorization, execution, delivery and enforceability of the applicable Mortgage, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; and

(5) such other documentation with respect to the Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties.

ARTICLE II

Additional Amendments

SECTION 2.01. Additional Amendments of Credit Agreement.

(a) Effective as of the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(1) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

““Additional Amount” means the sum (without duplication) of (i) 50% of Excess Cash Flow of the Borrower accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the fiscal quarter ending on July 30, 2011 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, Investment, or payment, prepayment, redemption or other acquisition of Indebtedness plus (ii) 100% of the aggregate Net Cash Proceeds received by the Borrower subsequent to the Amendment No. 2 Effective Date either (A) as contribution to its common Equity Interest or (B) from the issuance and sale of its Equity Interests (excluding sales to Subsidiaries of the Borrower) plus (iii) 100% of the net reduction in Investments made pursuant to Section 7.03(o)(ii) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, return on capital, or other transfer of assets to the Borrower or any Guarantor from any other Person, or any sale or disposition of such Investments by the Borrower or any Guarantor to any other Person, not to exceed in the case of any Person the amount of Investments previously made by the Borrower or any Guarantor in such Person.”

““Excess Cash Flow” means, for any Measurement Period, the excess (if any) of (a) Consolidated EBITDA for such Measurement Period over (b) the sum (in each case with respect to such Measurement Period) of (i) Consolidated Interest Charges paid in cash by the Borrower and its Subsidiaries, (ii) scheduled or mandatory principal repayments of Consolidated Funded Indebtedness made with internally generated funds (other than repayments of Revolving Credit Loans, Swingline Loans or any other revolving credit facility to the extent not accompanied by any scheduled or mandatory permanent reduction in the lending commitments related thereto), (iii) all income taxes actually paid in cash by the Borrower and its Subsidiaries, (iv) Capital Expenditures actually made by the Borrower and its Subsidiaries with internally generated funds, and (v) fees, costs and expenses and cash restructuring charges added back in the definition of Consolidated EBITDA pursuant to clauses (a)(iv), (a)(v) and (a)(ix) in the definition thereof.”

(2) The definition of “Cash Equivalents” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting appropriately as clause (i) thereof:

“Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of the acquisition thereof;”

(3) The definition of “Consolidated Fixed Charges” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (d) with the following:

“[Reserved]”

(4) The definition of “Mortgaged Property” as set forth in Section 1.01 of the Credit Agreement is hereby amended by appropriately adding the following proviso:

“; provided that “Mortgaged Property” shall not include any such real property that has been Disposed of in compliance with Section 7.05.

(5) Section 7.02 is hereby amended by:

(1) replacing clause (x) in its entirety as follows:

“Indebtedness of the Borrower or any Guarantor owed to any Subsidiary that is not a Loan Party; provided however, that such Indebtedness is unsecured and subordinated to the Obligations; and”

(2) inserting appropriately as clause (z):

“all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above.”

(6) Section 7.03(c) is hereby amended and restated in its entirety as follows:

“(i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount invested (net of return thereon) from the Amendment No. 2 Effective Date not to exceed the greater of (A) $100 million and (B) 5% of the Borrower’s consolidated total assets, determined in accordance with GAAP and at the time of such additional Investment; provided that any Investment in the form of a loan or advance shall be evidenced by the Intercompany Note and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Collateral Documents;”

(7) Section 7.03(o) is hereby amended and restated in its entirety as follows:

“other Investments not exceeding (i) $100,000,000 in the aggregate in any fiscal year of the Borrower plus (ii) an aggregate amount not to exceed the then Additional Amount; provided that the Additional Amount shall have been reduced by the sum of (A) Restricted Payments made pursuant to Section 7.06(k)(ii) and (B) any payments, prepayments, redemptions or other acquisitions of Indebtedness pursuant to Section 7.12(a)(iii); provided further that in the case of clause (ii) immediately above, on a Pro Forma Basis for such Restricted Payment, the Consolidated Leverage Ratio shall be at least 0.25 to 1.00 lower than the Consolidated Leverage Ratio required for the most recent Measurement Period as set forth under Section 7.10(b)”

(8) Section 7.06 of the Credit Agreement is hereby amended by inserting appropriately as clause (k) thereof:

“the Borrower and its Subsidiaries may make Restricted Payments so long as immediately after giving effect to such Restricted Payment, the aggregate amount for all Restricted Payments made on or after the Amendment No. 2 Effective Date pursuant to this clause (k) shall not exceed (i) $25,000,000 plus (ii) the Additional Amount then available, and no Default shall have occurred or be continuing; provided that the Additional Amount shall have been reduced by the sum of (A) Investments made pursuant to Section 7.03(o)(ii) and (B) any payments, prepayments, redemptions or other acquisitions of Indebtedness pursuant to Section 7.12(a)(iii), and in the case of clause (ii) immediately above, on a Pro Forma Basis for such Restricted Payment, the Consolidated Leverage Ratio shall be at least 0.25 to 1.00 lower than the Consolidated Leverage Ratio required for the most recently ended Measurement Period under Section 7.10(b); and”

(9) Section 7.06 of the Credit Agreement is hereby amended by inserting appropriately as clause (l) thereof:

“the Borrower and its Subsidiaries may make Restricted Payments so long as immediately after giving effect to such Restricted Payment on a Pro Forma Basis, the Consolidated Leverage Ratio would be less than 2.00 to 1.00.”

(10) Section 7.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of the McData Notes, any Indebtedness permitted under Sections 7.02(g), (h), (i) or (v) or any other subordinated Indebtedness; provided that the foregoing shall not prohibit (i) any such payment, prepayment, redemption or acquisition with the proceeds of any refinancing permitted by Section 7.02(d), 7.02(g), 7.02(i) or 7.02(v), (ii) conversion of any Indebtedness into common stock of the Borrower or (iii) other payments, prepayments, redemptions or other acquisitions of Indebtedness permitted under Section 7.02(i) not exceeding (A) $100,000,000 in the aggregate in any fiscal year of the Borrower plus (B) an aggregate amount not to exceed the then Additional Amount; provided further that, with respect to each payment, prepayment, redemption or other acquisition made pursuant to clause (iii) immediately above, (x) the Additional Amount shall have been reduced by Investments made pursuant to Section 7.03(o)(ii) and Restricted Payments made pursuant to Section 7.06(k)(ii), (y) immediately before and immediately after giving effect to any such payment prepayment, redemption or other acquisition, the Borrower and its Subsidiaries on a consolidated basis shall have unrestricted cash and Cash Equivalents of at least $200,000,000 (it being understood that, solely for purposes of this clause (y), any Lien on such cash or Cash Equivalents in favor of the Secured Parties shall not cause such cash and Cash Equivalents to be deemed to be restricted) and (z) no proceeds of any Revolving Credit Borrowing shall be used to finance such repayment, prepayment, redemption or other acquisition.”

ARTICLE III

Conditions to Effectiveness

SECTION 3.01. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Borrower and the Administrative Agent, either (x) counterparts of this Amendment No. 2 signed on behalf of such parties or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment No. 2.

(b) The Administrative Agent (or its counsel) shall have received from the Replacement Term Loan Lenders and any other Required Lenders, either (x) a Consent or a Joinder, as applicable, or counterparts to this Amendment No. 2 signed on behalf of such parties, or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed a Consent or a Joinder or have otherwise signed counterparts of this Amendment No. 2.

(c) The Borrower shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 3.01 shall pay in full, (i) all of the Non-Converted Term Loans, (ii) all accrued and unpaid fees and interest and premium, if applicable, with respect to the Non-Converted Term Loans, and (iii) to the extent invoiced at least one Business Day prior to the Amendment No. 2 Effective Date, any amounts payable pursuant to Section 3.05 of the Credit Agreement with respect to the Non-Converted Term Loans, such payments to be made with the cash proceeds of the Replacement Term Loans to be made on the Amendment No. 2 Effective Date and other funds made available by the Borrower to the Administrative Agent.

(d) All fees and expenses due to the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Amendment No. 2 Arranger”) required to be paid on the Amendment No. 2 Effective Date shall have been paid. All reasonable fees and disbursements of counsel to the Administrative Agent and the Amendment No. 2 Arranger in connection with this Amendment and the transactions contemplated hereby shall have been paid, to the extent invoiced at least one Business Day prior to the Amendment No. 2 Effective Date.

(e) The conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment No. 2 Effective Date, and the Replacement Term Loan Lenders shall have received a certificate of a Responsible Officer dated the Amendment No. 2 Effective Date to such effect.

(f) The Administrative Agent shall have received a favorable legal opinion of Cooley LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent.

(g) The Administrative Agent shall have received a closing certificate executed by the Secretary or Assistant Secretary (or a director in lieu thereof) of each of the Borrower and the Guarantors dated the Amendment No. 2 Effective Date, substantially in the form of the closing certificates delivered on the Closing Date in connection with the Credit Agreement, and certifying (I) that there have been no changes or amendments to the certificate or articles of incorporation or organization of such Loan Party since the Amendment and Waiver No. 1 Effective Date, (II) that there have been no changes or amendments to the bylaws, memorandum and articles of association or operating (or limited liability company) agreement of such Loan Party since the Amendment and Waiver No. 1 Effective Date, (III) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment No. 2 and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (IV) as to the incumbency and specimen signature of each officer executing this Amendment No. 2 on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or director executing the certificate pursuant to this clause (g).

(h) The Administrative Agent shall have received a Loan Notice in a form reasonably acceptable to the Administrative Agent requesting that the Replacement Term Loan Lenders convert or make the Replacement Term Loans to the Borrower on the Amendment No. 2 Effective Date.

(i) Each Loan Party set forth on Schedule I hereto shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent.

(j) Each Additional Term Loan Lender shall have received, if requested, one or more Term Notes, payable to the order of such Additional Term Loan Lender, duly executed by the Borrower, evidencing its Term Loans.

(k) A completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 3.02. The Administrative Agent shall notify the Borrower, the Replacement Term Loan Lenders and the other Lenders of the Amendment No. 2 Effective Date. Notwithstanding the foregoing, the amendment effected hereby shall not become effective, and the obligations of the Replacement Term Loan Lenders hereunder to make Replacement Term Loans will automatically terminate, if each of the conditions set forth or referred to in Section 3.01 hereof has not been satisfied at or prior to 3:30 p.m., New York City time, on June 10, 2011.

ARTICLE IV

Miscellaneous

SECTION 4.01. Representations and Warranties.

(a) To induce the other parties hereto to enter into this Amendment No. 2, the Borrower represents and warrants to each of the Lenders, including the Replacement Term Lenders, and the Administrative Agent that, as of the Amendment No. 2 Effective Date and after giving effect to the transactions and amendments to occur on the Amendment No. 2 Effective Date, this Amendment No. 2 has been duly authorized, executed and delivered by the Borrower and constitutes, and the Credit Agreement, as amended hereby on the Amendment No. 2 Effective Date, will constitute, legal, valid and binding obligations of the Loan Parties, enforceable against each of the Loan Parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

SECTION 4.02. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment No. 2 shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. The Borrower reaffirms its obligations under the Loan Documents to which it is a party and the validity of the Liens granted by it pursuant to the Collateral Documents.

(b) On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement, “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment No. 2 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 4.03. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement shall apply to this Amendment No. 2 to the same extent as if fully set forth herein.

SECTION 4.04. Costs and Expenses. To the extent contemplated by Section 10.04 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment No. 2 and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

SECTION 4.05. Counterparts. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment No. 2 by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 4.06. Headings. The headings of this Amendment No. 2 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their officers as of the date first above written.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Richard Deranleau
Name: Richard Deranleau
Title: Chief Financial Officer

S-1

BANK OF AMERICA, N.A., individually and as Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Christina Felsing
Name: Christina Felsing
Title: Vice President

S-2

EXHIBIT A

CONSENT TO AMENDMENT NO. 2

CONSENT (this “Consent”) to Amendment No. 2 (“Amendment”) to that certain Credit Agreement, dated as of October 7, 2008, as amended as of January 8, 2010 (the “Credit Agreement”), among Brocade Communications Systems, Inc., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto and the Lenders party hereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Amendment.

Term Lenders

Box 1	☐	The undersigned Term Loan Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and consents to convert 100% of the outstanding principal amount of the Existing Term Loan held by such Lender (or such lesser amount allocated to such Lender by the Amendment No. 2 Arranger) into a Replacement Term Loan in a like principal amount.

Box 2	☐	The undersigned Term Loan Lender hereby irrevocably and unconditionally approves of and consents to the Amendment. The undersigned Term Loan Lender does not consent to convert any of its outstanding principal amount of the Existing Term Loan held by such Lender into a Replacement Term Loan.

Revolving Credit Lenders

Box 3	☐	The undersigned Revolving Credit Lender hereby irrevocably and unconditionally approves of and consents to the Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

Date: June [    ], 2011

,
as a Term Loan Lender or Revolving Credit Lender (type name of the legal entity)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title: ]

S-2

EXHIBIT B

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of June [    ], 2011 (this “Agreement”), by and among [ADDITIONAL TERM LOAN LENDER] (each, an “Additional Term Loan Lender” and, collectively, the “Additional Term Loan Lenders”), Brocade Communications Systems, Inc., a Delaware corporation (“Borrower”) and Bank of America, N.A.(the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of October 7, 2008, as amended as of January 8, 2010 and amended by Amendment No. 2 dated as of June [    ], 2011 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and the Lenders party hereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Additional Term Loan Commitments with existing Term Loan Lenders and/or Additional Term Loan Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Term Loan Lenders shall become Lenders pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term Loan Lender hereby agrees to provide the Additional Term Loan Commitment set forth on its signature page hereto pursuant to and in accordance with Section 1.02(a) of Amendment No. 2. The Additional Term Loan Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

Each Additional Term Loan Lender, the Borrower and the Administrative Agent acknowledge and agree that the Additional Term Loan Commitments provided pursuant to this Agreement shall constitute Additional Term Loan Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Additional Term Loan Lender hereby agrees to make a Replacement Term Loan to the Borrower in an amount equal to its Additional Term Loan Commitment on the Amendment No. 2 Effective Date in accordance with Section 1.02(a) of Amendment No. 2.

Each Additional Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 2 Arranger or any other Additional Term Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term Loan Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term Loan Lenders shall become Lenders under the Credit Agreement and shall have the respective Additional Term Loan Commitment set forth on its signature page hereto, effective as of the Amendment No. 2 Effective Date.

For each Additional Term Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 3.01 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. This Agreement is a “Loan Document.”

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first written above.

[NAME OF ADDITIONAL TERM LOAN LENDER]

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title: ]

Additional Term Loan Commitments:

$

Signature Page to Joinder

Brocade Communication Systems, Inc.

By:
Name:
Title:

Signature Page to Joinder

Accepted:

Bank of America, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Joinder

SCHEDULE I

Reaffirmation Agreement Parties

BROCADE COMMUNICATION SYSTEMS, INC.

FOUNDRY NETWORKS, LLC

INRANGE TECHNOLOGIES CORPORATION

McDATA CORPORATION

McDATA SERVICES CORPORATION

STRATEGIC BUSINESS SYSTEMS, INC.